Exhibit 99

Meridian Bancorp, Inc. Announces Results for the Quarter and Six Months Ended June 30, 2021

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (July 22, 2021): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”), announced net income of $16.5 million, or $0.32 per diluted share, for the quarter ended June 30, 2021, compared to $24.3 million, or $0.48 per diluted share for the quarter ended March 31, 2021, and $17.3 million, or $0.34 per diluted share, for the quarter ended June 30, 2020. For the six months ended June 30, 2021, net income was $40.9 million, or $0.81 per diluted share, up from $30.3 million, or $0.60 per diluted share, for the six months ended June 30, 2020. The Company’s return on average assets was 1.03% for the quarter ended June 30, 2021, compared to 1.46% for the quarter ended March 31, 2021, and 1.08% for the quarter ended June 30, 2020. For the six months ended June 30, 2021, the Company’s return on average assets was 1.25%, up from 0.95% for the six months ended June 30, 2020. The Company’s return on average equity was 8.32% for the quarter ended June 30, 2021, compared to 12.45% for the quarter ended March 31, 2021, and 9.45% for the quarter ended June 30, 2020. For the six months ended June 30, 2021, the Company’s return on average equity was 10.36%, up from 8.27% for the six months ended June 30, 2020.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am pleased to report net income of $16.5 million for the second quarter of 2021 and $40.9 million for the six months ended June 30, 2021, a 35.1% increase over the six months ended June 30, 2020. These earnings reflect a 4.0% increase in net interest income and an improvement in the net interest margin to 3.08%, from 3.05%, for the six months ended June 30, 2021 compared to the same period in 2020. Also affecting the 2021 results was the recognition of an expense of $3.3 million with respect to a previously disclosed legal judgment related to a loan assumed in the Mt. Washington Bank acquisition over ten years ago. The Company also incurred $1.1 million in merger-related expenses associated with the Company’s proposed transaction with Independent Bank Corp.”

The Company’s net interest income was $47.8 million for the quarter ended June 30, 2021, an increase of $397,000, or 0.8%, from the quarter ended June 30, 2020. The interest rate spread and net interest margin on a tax-equivalent basis were 2.95% and 3.10%, respectively, for the quarter ended June 30, 2021 compared to 2.86% and 3.10%, respectively, for the quarter ended June 30, 2020. For the six months ended June 30, 2021 net interest income increased $3.7 million, or 4.0%, to $96.2 million from the six months ended June 30, 2020. The interest rate spread and net interest margin on a tax-equivalent basis were 2.93% and 3.08% for the six months ended June 30, 2021 compared to 2.76% and 3.05% for the six months ended June 30, 2020.

Total interest and dividend income totaled $55.4 million for the quarter ended June 30, 2021, a decrease of $6.7 million, or 10.8% from the quarter ended June 30, 2020, primarily due to a 9.8% decrease in the Company’s average loan balances to $5.161 billion. The Company’s yield on interest-earning assets on a tax-equivalent basis was 3.59% for the quarter ended June 30, 2021, down 47 basis points from the quarter ended June 30, 2020. For the six months ended June 30, 2021 the Company’s total interest and dividend income totaled $113.2 million, a decrease of $15.0 million, or 11.7%, from the six months ended June 30, 2020, primarily due to a decrease in the Company’s average loan balances of $437.8 million, or 7.6%, to $5.294 billion.

Total interest expense totaled $7.7 million for the quarter ended June 30, 2021, a decrease of $7.2 million, or 48.2%, from the quarter ended June 30, 2020. Interest expense on deposits decreased to $4.2 million for the quarter ended June 30, 2021, a decrease of $6.4 million, or 60.3%, from the quarter ended June 30, 2020, primarily due to a decrease in the cost of average total deposits to 0.34% from 0.88% for the quarter ended June 30, 2020. The Company’s total cost of funds was 0.55% for the quarter ended June 30, 2021, a decrease of 51 basis points from 1.06% for the quarter ended June 30, 2020. For the six months ended June 30, 2021, total interest expense totaled $17.0 million, a decrease of $18.7 million, or 52.4%, from the six months ended June 30, 2020, primarily due to a decrease in the cost of average total deposits to 0.39% from 1.13% for the six months ended June 30, 2020. The Company’s total cost of funds was 0.60% for the six months ended June 30, 2021, down 69 basis points from the six months ended June 30, 2020.

The Company’s provision for credit losses was $749,000 for the quarter ended June 30, 2021, compared to a provision of $9.6 million for the quarter ended June 30, 2020. For the six months ended June 30, 2021 the Company recognized a provision reversal of $4.5 million compared to a provision of $10.4 million for the six months ended June 30, 2020. The allowance for credit losses on loans was

$64.3 million, or 1.28%, of total loans at June 30, 2021, compared to $68.8 million, or 1.25%, of total loans at December 31, 2020. Non-performing assets were $10.5 million, or 0.17% of total assets, at June 30, 2021, compared to $3.8 million, or 0.06% of total assets, at June 30, 2020.

Non-interest income was $3.0 million for the quarter ended June 30, 2021, a decrease of $5.6 million, or 64.8%, from the quarter ended June 30, 2020, primarily due to a $4.2 million gain on sale of asset recognized in the second quarter of 2020, and a $1.8 million valuation decrease on marketable equity securities, net. For the six months ended June 30, 2021, non-interest income increased $154,000, or 2.0%, to $8.0 million from $7.8 million for the six months ended June 30, 2020, primarily due to a $3.0 million valuation increase on marketable equity securities, net, a $1.3 million increase in gain on sale of equity securities, net, partially offset by a $4.2 million gain on sale of asset realized in 2020.

Non-interest expenses were $28.0 million, or 1.74% of average assets for the quarter ended June 30, 2021, compared to $23.3 million, or 1.46% of average assets for the quarter ended June 30, 2020. The Company’s efficiency ratio was 53.18% for the quarter ended June 30, 2021 compared to 46.79% for the quarter ended June 30, 2020. For the six months ended June 30, 2021, non-interest expenses increased $4.0 million, or 8.0%, to $53.6 million from $49.6 million for the six months ended June 30, 2020, due primarily to $3.3 million in expense for a legal judgment related to a loan assumed in the Mt. Washington Bank acquisition included in other general and administrative and $1.1 million in merger and acquisition related expenses realized in the second quarter of 2021. For the six months ended June 30, 2021 the efficiency ratio is 51.35% compared to 50.44% for the six months ended June 30, 2020.

The Company recorded a provision for income taxes of $5.5 million for the quarter ended June 30, 2021, reflecting an effective tax rate of 24.9%, compared to $5.8 million, or an effective rate of 25.2%, for the quarter ended June 30, 2020. For the six months ended June 30, 2021 the provision for income taxes was $14.2 million, reflecting an effective tax rate of 25.8%, compared to $10.1 million, reflecting an effective rate of 24.9% for the six months ended June 30, 2020.

Total assets were $6.287 billion at June 30, 2021, down $332.7 million, or 5.0%, from $6.620 billion at December 31, 2020. Net loans were $4.937 billion at June 30, 2021, down $507.2 million, or 9.3%, from December 31, 2020, despite loan originations of $449.7 million during the six months ended June 30, 2021. The allowance for credit losses on loans decreased $4.5 million, or 6.6%, to $64.3 million during the six months ended June 30, 2021 from $68.8 million at December 31, 2020, primarily due to changes in the volume and mix of the loan portfolio.

Total deposits were $4.864 billion at June 30, 2021, down $217.4 million, or 4.3%, from $5.081 billion at December 31, 2020. Core deposits, which exclude certificates of deposit, decreased $60.1 million, or 1.6%, during the six months ended June 30, 2021 to $3.802 billion, or 78.2% of total deposits, compared to 76.0% at December 31, 2020. The decrease in core deposits included the payoff of $175.6 million in brokered interest-bearing demand deposits. Certificates of deposit decreased $157.3 million during the six months ended June 30, 2021, inclusive of a $68.3 million decrease in brokered certificates of deposit. Total borrowings were $560.6 million at June 30, 2021, down $147.6 million, or 20.8%, from December 31, 2020, primarily due to $50.0 million in matured advances from the FHLB and paying down all borrowings from the Federal Reserve’s PPPLF program.

Total stockholders’ equity increased $32.3 million, or 4.2%, to $801.2 million at June 30, 2021 from $768.9 million at December 31, 2020. The increase for the six months ended June 30, 2021 was primarily due to net income of $40.9 million, partially offset by dividends of $0.20 per share totaling $10.1 million. Stockholders’ equity to assets was 12.74% at June 30, 2021, compared to 12.13% at March 31, 2021 and 11.61% at December 31, 2020. Tangible book value per share increased to $14.81 at June 30, 2021 from $14.25 at December 31, 2020. Market price per share increased 37.2% to $20.46 at June 30, 2021 from $14.91 at December 31, 2020. The Company and the Bank exceeded the minimum requirement to be considered well capitalized at June 30, 2021.

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 43 branches in the greater Boston metropolitan area, including 42 full-service locations and one mobile branch. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex, Norfolk and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, the effects of any health pandemic, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
	(Dollars in thousands)
ASSETS
Cash and due from banks	$1,101,359	$1,034,107	$914,586	$508,627
Securities available for sale, at fair value	9,810	10,518	11,326	13,022
Marketable equity securities, at fair value	9,112	8,900	12,189	16,401
Federal Home Loan Bank stock, at cost	26,184	28,447	30,658	33,282
Loans held for sale	5,711	7,422	8,224	3,682
Loans:
One- to four-family	489,310	517,442	564,146	635,683
Home equity lines of credit	56,032	64,370	68,721	74,246
Multi-family	809,317	878,331	880,552	941,922
Commercial real estate	2,295,030	2,419,715	2,499,660	2,556,088
Construction	645,622	625,961	731,432	742,845
Commercial and industrial	703,745	779,603	765,195	760,546
Consumer	9,749	10,307	10,707	11,867
Total loans	5,008,805	5,295,729	5,520,413	5,723,197
Allowance for credit losses on loans	(64,300)	(63,436)	(68,824)	(60,547)
Net deferred loan origination fees	(7,930)	(8,298)	(7,784)	(8,340)
Loans, net	4,936,575	5,223,995	5,443,805	5,654,310
Bank-owned life insurance	42,402	42,138	41,877	41,334
Premises and equipment, net	64,649	65,394	66,850	67,098
Accrued interest receivable	19,932	22,498	23,173	17,300
Deferred tax asset, net	21,437	21,418	21,355	16,873
Goodwill	20,378	20,378	20,378	20,378
Core deposit intangible	1,445	1,548	1,651	1,887
Other assets	28,147	17,162	23,776	23,776
Total assets	$6,287,141	$6,503,925	$6,619,848	$6,417,970

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non interest-bearing demand deposits	$801,612	$751,809	$711,573	$709,924
Interest-bearing demand deposits	1,270,484	1,461,236	1,364,548	1,291,458
Money market deposits	863,526	852,747	930,507	753,980
Regular savings and other deposits	866,191	870,961	855,329	833,951
Certificates of deposit	1,061,914	1,160,616	1,219,210	1,231,084
Total deposits	4,863,727	5,097,369	5,081,167	4,820,397
Short-term borrowings	—	—	—	25,000
Long-term debt	560,625	560,625	708,245	779,101
Accrued expenses and other liabilities	61,575	56,847	61,551	59,199
Total liabilities	5,485,927	5,714,841	5,850,963	5,683,697
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 52,608,747, 52,430,554, 52,415,061 and 52,407,179 shares issued at June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020, respectively	526	524	524	524
Additional paid-in capital	365,607	364,751	363,995	361,980
Retained earnings	451,100	439,593	420,297	387,983
Accumulated other comprehensive (loss) income	(146)	(131)	(58)	100
Unearned compensation - ESOP; 2,191,745, 2,161,304 , 2,191,745 and 2,252,627 shares at June 30, 2021, March 31, 2021, December 31, 2020 and June 30, 2020, respectively	(15,873)	(15,653)	(15,873)	(16,314)
Total stockholders' equity	801,214	789,084	768,885	734,273
Total liabilities and stockholders' equity	$6,287,141	$6,503,925	$6,619,848	$6,417,970

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$54,918	$57,162	$61,445	$112,080	$125,482
Interest on debt securities	61	65	87	126	187
Dividends on marketable equity securities	90	124	145	214	239
Interest on certificates of deposit	—	—	—	—	1
Other interest and dividend income	361	370	473	731	2,259
Total interest and dividend income	55,430	57,721	62,150	113,151	128,168
Interest expense:
Interest on deposits	4,209	5,729	10,591	9,938	27,360
Interest on short-term borrowings	—	—	52	—	60
Interest on borrowings	3,453	3,591	4,136	7,044	8,279
Total interest expense	7,662	9,320	14,779	16,982	35,699
Net interest income	47,768	48,401	47,371	96,169	92,469
Provision (reversal) for credit losses	749	(5,236)	9,641	(4,487)	10,366
Net interest income, after provision (reversal) for credit losses	47,019	53,637	37,730	100,656	82,103
Non-interest income:
Customer service fees	2,485	2,199	1,948	4,684	4,045
Loan fees (costs)	39	95	(35)	134	639
Mortgage banking gains, net	45	582	118	627	529
Gain on sale of asset	—	—	4,195	—	4,195
Gain (loss) on marketable equity securities, net	200	1,785	2,025	1,985	(2,319)
Income from bank-owned life insurance	264	261	273	525	570
Other income	17	9	134	26	168
Total non-interest income	3,050	4,931	8,658	7,981	7,827
Non-interest expenses:
Salaries and employee benefits	13,939	15,516	13,858	29,455	29,772
Occupancy and equipment	3,900	4,231	3,739	8,131	7,663
Data processing	2,273	2,241	2,133	4,514	4,270
Marketing and advertising	1,032	896	1,030	1,928	2,260
Professional services	691	730	695	1,421	1,692
Deposit insurance	345	513	606	858	1,275
Merger and acquisition	1,115	—	—	1,115	—
Other general and administrative	4,738	1,416	1,240	6,154	2,689
Total non-interest expenses	28,033	25,543	23,301	53,576	49,621
Income before income taxes	22,036	33,025	23,087	55,061	40,309
Provision for income taxes	5,490	8,705	5,808	14,195	10,053
Net income	$16,546	$24,320	$17,279	$40,866	$30,256

Earnings per share:
Basic	$0.33	$0.48	$0.34	$0.81	$0.60
Diluted	$0.32	$0.48	$0.34	$0.81	$0.60
Weighted average shares outstanding:
Basic	50,375,468	50,239,611	50,131,249	50,307,961	50,383,116
Diluted	50,943,160	50,565,459	50,211,234	50,754,731	50,565,747

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)	Average Balance	Interest (1)	Yield/ Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,160,579	$55,702	4.33%	$5,429,311	$57,954	4.33%	$5,722,186	$62,164	4.37%
Securities and certificates of deposit	19,445	171	3.53	20,839	208	4.05	33,282	262	3.17
Other interest-earning assets (3)	1,099,850	361	0.13	1,057,264	370	0.14	478,725	473	0.40
Total interest-earning assets	6,279,874	56,234	3.59	6,507,414	58,532	3.65	6,234,193	62,899	4.06
Noninterest-earning assets	154,470			155,169			153,567
Total assets	$6,434,344			$6,662,583			$6,387,760
Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,403,276	$959	0.27	$1,462,239	$1,408	0.39	$1,297,072	$2,293	0.71
Money market deposits	859,189	471	0.22	877,613	780	0.36	722,148	1,227	0.68
Regular savings and other deposits	870,508	333	0.15	861,439	536	0.25	841,600	995	0.48
Certificates of deposit	1,116,928	2,446	0.88	1,223,333	3,005	1.00	1,331,999	6,076	1.83
Total interest-bearing deposits	4,249,901	4,209	0.40	4,424,624	5,729	0.53	4,192,819	10,591	1.02
Borrowings	560,625	3,453	2.47	666,856	3,591	2.18	754,426	4,188	2.23
Total interest-bearing liabilities	4,810,526	7,662	0.64	5,091,480	9,320	0.74	4,947,245	14,779	1.20
Noninterest-bearing demand deposits	777,688			734,316			651,517
Other noninterest-bearing liabilities	50,409			55,337			57,922
Total liabilities	5,638,623			5,881,133			5,656,684
Total stockholders' equity	795,721			781,450			731,076
Total liabilities and stockholders' equity	$6,434,344			$6,662,583			$6,387,760
Net interest-earning assets	$1,469,348			$1,415,934			$1,286,948
Fully tax-equivalent net interest income		48,572			49,212			48,120
Less: tax-equivalent adjustments		(803)			(811)			(749)
Net interest income		$47,769			$48,401			$47,371
Interest rate spread (1)(4)			2.95%			2.91%			2.86%
Net interest margin (1)(5)			3.10%			3.07%			3.10%
Average interest-earning assets to average
interest-bearing liabilities		130.54%			127.81%			126.01%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$5,027,589	$4,209	0.34%	$5,158,940	$5,729	0.45%	$4,844,336	$10,591	0.88%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,588,214	$7,662	0.55%	$5,825,796	$9,320	0.65%	$5,598,762	$14,779	1.06%

(1)

Income on debt securities, marketable equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended June 30, 2021, March 31, 2021, and June 30, 2020, yields on loans before tax-equivalent adjustments were 4.27%, 4.27% and 4.32%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 3.11%, 3.68% and 2.80%, respectively, and yields on total interest-earning assets before tax-equivalent adjustments were 3.54%, 3.60% and 4.01%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020 was 2.90%, 2.86% and 2.81%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended June 30, 2021, March 31, 2021 and June 30, 2020 was 3.05%, 3.02% and 3.06%, respectively.

(2)	Loans on non-accrual status are included in average balances .
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest (1)	Yield/ Cost (1)	Average Balance	Interest (1)	Yield/ Cost (1)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$5,294,203	$113,656	4.33%	$5,732,019	$126,922	4.45%
Securities and certificates of deposit	20,138	373	3.74	29,170	464	3.20
Other interest-earning assets (3)	1,078,675	731	0.14	439,520	2,259	1.03
Total interest-earning assets	6,393,016	114,760	3.62	6,200,709	129,645	4.20
Noninterest-earning assets	154,817			157,599
Total assets	$6,547,833			$6,358,308

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,432,595	$2,368	0.33	$1,288,538	$6,790	1.06
Money market deposits	868,350	1,251	0.29	707,022	3,281	0.93
Regular savings and other deposits	865,998	868	0.20	873,850	3,527	0.81
Certificates of deposit	1,169,837	5,451	0.94	1,403,507	13,762	1.97
Total interest-bearing deposits	4,336,780	9,938	0.46	4,272,917	27,360	1.29
Borrowings	613,447	7,044	2.32	704,583	8,339	2.38
Total interest-bearing liabilities	4,950,227	16,982	0.69	4,977,500	35,699	1.44
Noninterest-bearing demand deposits	756,122			593,350
Other noninterest-bearing liabilities	52,859			55,805
Total liabilities	5,759,208			5,626,655
Total stockholders' equity	788,625			731,653
Total liabilities and stockholders' equity	$6,547,833			$6,358,308
Net interest-earning assets	$1,442,789			$1,223,209
Fully tax-equivalent net interest income		97,778			93,946
Less: tax-equivalent adjustments		(1,609)			(1,477)
Net interest income		$96,169			$92,469
Interest rate spread (1)(4)			2.93%			2.76%
Net interest margin (1)(5)			3.08%			3.05%
Average interest-earning assets to average
interest-bearing liabilities		129.15%			124.57%

Supplemental Information:
Total deposits, including noninterest-bearing
demand deposits	$5,092,902	$9,938	0.39%	$4,866,267	$27,360	1.13%
Total deposits and borrowings, including
noninterest-bearing demand deposits	$5,706,349	$16,982	0.60%	$5,570,850	$35,699	1.29%

_________________________

(1)

Income on debt securities, marketable equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the six months ended June 30, 2021 and 2020, yields on loans before tax-equivalent adjustments were 4.27%, and 4.40%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 3.40% and 2.94%, respectively, and yields on total interest-earning assets before tax-equivalent adjustments were 3.57% and 4.16%, respectively. Interest rate spread before tax-equivalent adjustments for the six months ended  June 30, 2021 and 2020 was 2.88% and 2.72%, respectively, while net interest margin before tax-equivalent adjustments for the six months ended June 30, 2021 and 2020 was 3.03%, and 3.00%, respectively.

(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Key Performance Ratios
Return on average assets (1)	1.03%	1.46%	1.08%	1.25%	0.95%
Return on average equity (1)	8.32	12.45	9.45	10.36	8.27
Interest rate spread (1) (2)	2.95	2.91	2.86	2.93	2.76
Net interest margin (1) (3)	3.10	3.07	3.10	3.08	3.05
Non-interest expense to average assets (1)	1.74	1.53	1.46	1.64	1.56
Efficiency ratio (4)	53.18	49.55	46.79	51.35	50.44

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One- to four-family	$1,633	$2,466	$2,617	$3,074
Home equity lines of credit	20	20	20	20
Commercial real estate	8,176	—	—	194
Commercial and industrial	635	635	527	532
Total non-accrual loans	10,464	3,121	3,164	3,820
Foreclosed assets	—	—	—	—
Total non-performing assets	$10,464	$3,121	$3,164	$3,820

Allowance for credit losses on loans/total loans	1.28%	1.20%	1.25%	1.06%
Allowance for credit losses on loans/non-accrual loans	614.49	2,032.55	2,175.22	1,585.00
Non-accrual loans/total loans	0.21	0.06	0.06	0.07
Non-accrual loans/total assets	0.17	0.05	0.05	0.06
Non-performing assets/total assets	0.17	0.05	0.05	0.06

Capital and Share Related
Stockholders' equity to total assets	12.74%	12.13%	11.61%	11.44%
Book value per share	$15.23	$15.05	$14.67	$14.01
Tangible book value per share (5)	$14.81	$14.63	$14.25	$13.59
Market value per share	$20.46	$18.42	$14.91	$11.60
Shares outstanding	52,608,747	52,430,554	52,415,061	52,407,179

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)

The efficiency ratio is a non-GAAP measure representing non-interest expense divided by the sum of net interest income and non-interest income excluding gains and losses on marketable equity securities. The efficiency ratio is a common measure used by banks to understand expenses related to the generation of revenue. We have removed gains and losses on marketable equity securities, gains and losses on sale of assets, and merger and acquisition expenses as management deems them to be either discretionary or market driven and not representative of operating performance. Presented on a basis including gains and losses on marketable equity securities, gains and losses on sale of assets, and merger and acquisition expenses the efficiency ratio was 55.16%, 47.89% and 41.59% for the quarters ended June 30, 2021, March 31, 2021 and June 30, 2020, respectively and 51.44% and 49.47% for the six months ended June 30, 2021 and 2020, respectively.

(5)	Tangible book value per share represents total stockholders’ equity less goodwill and other intangible assets divided by the number of shares outstanding.